AMENDMENT NO. 1 TO LICENSE AGREEMENT

This AMENDMENT NO. 1 (this "***Amendment No. 1***") is made and entered into as of April 11, 2025 (the "Effective Date") by and between 374Water Inc., a Delaware corporation (the "***Licensee***"), and Duke University, a nonprofit educational and research institution organized under the laws of North Carolina (the "***Duke***").

WHEREAS, the parties entered into a Patent and Technology License Agreement effective April 16, 2021 (the "License Agreement"); and

WHEREAS, the parties are in the process of renegotiating certain terms and desire to amend the License Agreement to extend the timeline for meeting certain diligence milestones to facilitate said negotiations.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments. Section 5.2 Global Access Targets of the License Agreement is hereby deleted and replaced with the following:

> 5.2 GLOBAL ACCESS Targets. LICENSEE shall use commercially reasonable efforts to meet the following targets:
>
> (a) Within 4 years and 3 months from the EFFECTIVE DATE at least twenty-five percent (25%) of all TRANSFERS must be QUALIFYING TRANSFERS.
>
> (b) Within 8 years and 3 months from the EFFECTIVE DATE at least fifty percent (50%) of the TRANSFERS must be QUALIFYING TRANSFERS (the foregoing requirements, together, the "GLOBAL ACCESS Targets").

2. Entire Agreement. The License Agreement, as modified by this Amendment No. 1, contains the entire agreement of the parties hereto concerning the subject matter hereto and thereto, and supersedes all prior and contemporaneous understandings and agreements, written or oral, concerning such subject matter. The License Agreement, as modified by this Amendment No. 1, may only be further modified by a written instrument signed by both parties. No oral waiver shall be binding.

3. No Other Amendment. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the License Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to "Agreement" and "License Agreement" in the License Agreement shall be to the License Agreement, as amended by this Amendment No. 1, and as it may be further amended or otherwise modified from time to time in accordance with its terms.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

374WATER INC.

By: Peter Mandel

Name: Peter Mandel

Title: General Counsel

DUKE UNIVERSITY

By: ____________________

Name: Robin L. Rasor

Title: Associate VP